EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator
HCC Insurance Holdings, Inc. 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement of HCC Insurance Holdings, Inc. on Form S-8 (No. 333-68771) of our Report dated June 17, 2003, relating to the financial statements of the HCC Insurance Holdings, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 25, 2004